UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 26, 2007

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)	The disclosure set forth below in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Effective February 26, 2007, W&T Offshore, Inc. (the “Company” or “W&T”) appointed John D. Gibbons Senior Vice President and Chief Financial Officer and Mr. Gibbons has accepted such appointment. Mr. Gibbons will serve as Senior Vice President and Chief Financial Officer until his successor is duly elected and qualified by the Board of Directors of the Company, or, if earlier, until his death, resignation, or removal from office.

Mr. Gibbons, 53, was most recently Senior Vice President and Chief Financial Officer of Westlake Chemical Corporation, a worldwide commodity chemical company traded on the NYSE. Prior to joining Westlake, Mr. Gibbons was with Valero Energy Corporation, beginning his career there in 1981, holding positions of increasing responsibility, ending as Executive Vice President and Chief Financial Officer from January 1998 through the end of 2003. Prior to joining Valero, Mr. Gibbons spent five years working in the Houston office of Deloitte & Touche, where his practice was concentrated in the energy industry. He is a member of the Financial Executives Institute, American Institute of Certified Public Accountants and the Texas Society and Houston chapter of Certified Public Accountants. He earned a B.B.A. in accounting from the University of Texas at Austin in December 1975.

Effective February 26, 2007, Mr. Gibbons entered into an employment agreement with the Company. Pursuant to the terms of the employment agreement, Mr. Gibbons serves as the Senior Vice President and Chief Financial Officer, and in such other positions as the parties may mutually agree, for an initial period of three years, subject to the terms of the employment agreement. The employment agreement provides for a base salary of $350,000 per year. For a full description of the employment arrangement with Mr. Gibbons, please refer to the employment agreement, a copy of which has been filed herewith as Exhibit 10.1.

Effective February 26, 2007, the Company also entered into an Indemnification and Hold Harmless Agreement with Mr. Gibbons, which provides that if Mr. Gibbons is a party or is threatened to be made a party to any action, the Company will indemnify him and hold him harmless against any and all liabilities or losses incurred in connection with such action if it arises out of or is related to the fact that he is or was serving as an officer of the Company, to the fullest extent permitted by then applicable law. Further, the rights of Mr. Gibbons under this agreement are in addition to any other rights he may have under the Company’s corporate governance documents or applicable law. The terms and conditions of Mr. Gibbons’ Indemnification and Hold Harmless Agreement are virtually identical to the terms and conditions in similar contracts pursuant to which the Company has agreed to indemnify its directors and its executive officers. A copy of the Indemnification and Hold Harmless Agreement has been filed herewith as Exhibit 10.2.

Item 7.01 Regulation FD Disclosure.

On February 26, 2007, W&T issued a press release announcing that John D. Gibbons has been appointed Senior Vice President and Chief Financial Officer. A copy of the press release dated February 26, 2007, is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Employment Agreement by and between W&T Offshore, Inc. and John D. Gibbons, dated as of February 26, 2007

Exhibit 10.2	Indemnification and Hold Harmless Agreement by and between W&T Offshore, Inc. and John D. Gibbons, dated as of February 26, 2007

Exhibit 99.1	W&T Offshore, Inc. Press Release dated as of February 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: February 26, 2007	By:	/s/ Tracy W. Krohn
Tracy W. Krohn
Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Employment Agreement by and between W&T Offshore, Inc. and John D. Gibbons, dated as of February 26, 2007

Exhibit 10.2	Indemnification and Hold Harmless Agreement by and between W&T Offshore, Inc. and John D. Gibbons, dated as of February 26, 2007

Exhibit 99.1	W&T Offshore, Inc. Press Release, dated February 26, 2007